Exhibit 10.7

BATS GLOBAL MARKETS, INC.

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.                            Purpose of the Plan; Effective Date.

1.1.                            The name of this plan is the BATS Global Markets, Inc. Employee Stock Purchase Plan (the “Plan”).  The purposes of the Plan is to attract, retain, motivate and reward employees of BATS Global Markets, Inc., a Delaware corporation (the “Company”), and its Affiliates and strengthen the mutuality of interests between Company employees and the Company’s stockholders.  The Plan is intended to qualify as an “employee compensation plan” within the meaning of Section 12(g)(5) of the Exchange Act, and to qualify for exemption for registration under the Securities Act pursuant to SEC Rule 701.  Offerings of Discounted Shares under the Plan are intended to qualify offerings under an “employee stock purchase plan” under Section 423 of the Code.  Offerings of Non-Discounted Shares are not intended to qualify under Section 423.

1.2.                            The Plan shall be effective September 17, 2014 (“Effective Date”) subject to the approval of the Plan by the stockholders of the Company within one year after the date that the Plan is approved by the Board.

SECTION 2.                            Definitions.  For purposes of the Plan, the following terms when capitalized shall have the meanings given below, unless another definition is clearly indicated by a particular usage and context:

(a)                                 “Affiliate” means any entity that is a “related corporation” (as defined in Treas. Reg. §1.421.1) to the Company.

(b)                                 “Board” means the Company’s Board of Directors.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(d)                                 “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board from time to time.  If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(e)                                  “Company” means BATS Global Markets, Inc. or any successor thereto.

(f)                                   “Discounted Shares” means Shares offered under the Plan at a purchase price reflecting a discount, as determined by the Committee, off of Fair Market Value pursuant to an offering that satisfies the requirements of Section 423(b) of the Code.

(g)                                  “Eligible Employee” means an individual who is reported on the Employer’s payroll as an employee, and who has completed at least six (6) months of employment as a full-time employee of the Employer.  For this purpose, a full-time employee is an employee whose customary employment is twenty (20) or more hours per week.

(h)                                 “Employer” means the Company and its Affiliates; provided that the Committee may, in its discretion, exclude any Affiliate from being considered an Employer in which case no employee of such Employer shall be considered an Eligible Employee.

(i)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)                                    “Fair Market Value” means, with respect to Shares, fair market value as determined by the Committee by such methods or procedures as shall be established from time to time by the Committee, or if Shares are quoted or traded, the closing price of a Share as of the relevant date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded.

(k)                                 “Investor Rights Agreement” means the Investor Rights Agreement dated as of January 31, 2014 by and among the Company and various Stockholders thereto, as the same may be amended from time to time.

(l)                                     “Offering Date” means the first day of an Offering Period.

(m)                             “Non-Discounted Shares” means Shares offered under the Plan at a purchase price reflecting no discount off of Fair Market Value.

(n)                                 “Offering Period” means, for each calendar year, each biannual period during which the Shares will be offered to Eligible Employees under the Plan, as determined by the Committee.

(o)                                 “Participant” means an Eligible Employee who completes a Subscription Agreement and otherwise elects to participate in the Plan.

(p)                                 “Plan” means this BATS Global Markets, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

(q)                                 “Purchase Date” means the date coincident with the last day of an Offering Period.

(r)                                    “SEC” means the United States Securities and Exchange Commission.

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(s)                                   “Securities Act” means the Securities Act of 1933, as amended.

(t)                                    “Share” or “Stock” means shares of the Company’s voting common stock, par value $0.01 per share.

(u)                                 “Subscription Agreement” means the form prescribed by the Committee on which an Eligible Employee elects to participate in, and purchase Shares under, the Plan.

(v)                                 “Termination of Service” means, in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or an Affiliate; provided, however, that the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service will be deemed to occur for a Participant employed by an Affiliate when such Affiliate ceases to be an Affiliate unless such Participant’s employment continues with the Company or another Affiliate.  Notwithstanding the foregoing, for Shares offered and sold under the Plan subject to Section 409A of the Code, a “Termination of Service” shall not be deemed to have occurred unless such “Termination of Service” is considered a “separation from service” (within the meaning given of Treasury Regulation §1.409A-1(h) or successor guidance thereto)

SECTION 3.                            Shares Available for Purchase.

3.1.                            Subject to Section 3.2, the maximum number of Shares that may be issued under the Plan shall be 100,000 Shares.

3.2.                            In the event that the Shares shall be split up, divided, combined or otherwise reclassified through recapitalization, merger, consolidation, stock dividend or split, combination or exchange of Shares or spin-off or otherwise, the Committee shall make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate, including, but not limited to, changing the number of Shares reserved under the Plan.  Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Committee, then the adjustments contemplated by this Section 3.2 that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares. In no event shall the number of Shares offered and sold under the Plan to an Eligible Employee be other than a whole number.

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SECTION 4.                            Administration.

4.1.                            The Plan shall be administered by the Committee.  The Committee shall be appointed by the Board and shall consist of not fewer than three (3) Directors.  To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority, under the direction of the Committee, to administer the Plan.  The Committee may issue rules and regulations for administration of the Plan.

4.2.                            Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to (a) interpret and administer the Plan and any instrument or agreement relating to the Plan; (b) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (c) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

4.3.                            The Committee shall have the authority to (a) adopt and modify such rules, guidelines and practices governing the Plan which are not inconsistent with the terms of the Plan as it shall, from time to time, deem advisable; (b) interpret the terms and provisions of the Plan (and any agreements relating thereto); and (c) otherwise supervise the administration of the Plan.  It is intended that all Shares offered and sold under the Plan shall be offered, administered, exercised and paid or transferred, to the extent applicable, in conformance with Section 409A of the Code.  Accordingly, notwithstanding anything herein to the contrary, the Committee shall have authority to amend or restate the terms of issuance and sale of Shares under the Plan to the extent that, by such action, it may preclude a violation of Section 409A of the Code, without the consent of the recipient thereof.  All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Participants.

4.4.                            The Company will indemnify and hold harmless each member of the Board and the Committee, and any third parties engaged to assist in the administration of the Plan, as to any acts or omissions, or determination made, with respect to the Plan to the maximum extent that the law and, if applicable, the Company’s bylaws permit.

SECTION 5.                            Participation.

5.1.                            Prior to an Offering Date, each Eligible Employee may elect to become a participant in the Plan and to purchase Shares on the Purchase Date of such Offering Period by delivering to the Company an executed Subscription Agreement, which shall include (a) the number of Discounted Shares that the Eligible Employee elects to purchase, (b) the number of Non-Discounted Shares the Eligible Employee elects to purchase, and (c) the manner of payment of the purchase price of the Shares, which may be made by one or more of the following

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means:  (i) payroll deductions or (ii) cash payment to the Company.  An Eligible Employee who elects to use the payroll deduction method shall also deliver to the Company a fully complete payroll withholding authorization form.

5.2.                            Participation by an Eligible Employee with respect to an Offering Period prior to the Purchase Date will constitute the grant by the Company to such Participant of an option to purchase Shares on the Purchase Date.  Subject to satisfaction in the Company’s determination of all terms and conditions of purchase, the option shall be deemed to have been exercised on the Purchase Date, unless the Eligible Employee makes a timely election to withdraw from the Plan pursuant to Section 10 below.

5.3.                            The Committee expressly reserves the right to place limits or restrictions on an individual Eligible Employee’s (or a class of Eligible Employees’) right to purchase Non-Discounted Shares under the Plan from time to time, including, but not limited to, limiting the right to purchase Non-Discounted Shares to specified Eligible Employees generally or with respect to an Offering Period.

5.4.                            In no event may a Participant who elects to purchase Shares under the Plan elect to purchase under the Plan, in any calendar year, more than (a) $25,000 of Discounted Shares and (b) $25,000 of Non-Discounted Shares.

5.5.                            The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of applicable jurisdictions. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.  Without limiting the generality of this Section 5.5, the Committee may rely on securities law exemptions other than SEC Rule 701, including, without limitation, Regulation D and Section 4.2 of the Securities Act, if it determines upon advice of counsel, that such alternative exemptions are more compatible with the securities laws and exemptions of various jurisdictions.

5.6.                            A Subscription Agreement or any change thereto shall be given effect only if properly and fully completed and executed by the Participant and submitted to the Company by the deadline established by the Committee or officers of the Company to whom the Committee has delegated authority to administer the Plan.

SECTION 6.                            Manner of Payment.

6.1.                            Payroll Deductions.  If a Participant elects to pay the purchase price of Shares for any Offering Period through payroll deductions, then beginning on the first payroll paid following delivery by such Participant to the Company of an executed payroll withholding authorization form and ending on

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the last payroll paid on or before the Purchase Date, the Company shall deduct the amount so elected by the Participant.  Payroll deductions shall cease if (a) the Participant withdraws from Plan participation pursuant to Section 10 or (b) there is insufficient pay from which to take the deduction.  During an Offering Period, a Participant may not elect to increase or decrease (other than by withdrawing from the Plan) the payroll deduction amount or rate, as applicable, elected by the Participant on his or her withholding authorization form, but may elect to pay a portion of the purchase price of the Shares to be purchased on a Purchase Date in cash.  The Company will not credit interest or other earnings on accumulated payroll deductions made under the Plan.

6.2.                            Cash Payment.  If a Participant elects to pay the purchase price of Shares for any Offering Period through a cash payment to the Company, then the Participant shall provide to the Company a check or money order made payable to the order of the Company in the amount specified on the Participant’s Subscription Agreement (less any authorized payroll withholding) by the deadline established by the Committee for the Offering Period.  If a Participant fails to timely deliver the full cash payment for the Offering Period, the Participant shall be deemed to have withdrawn from Plan participation.  The Company will not credit interest or other earnings on cash payments it receives.

SECTION 7.                            Stock Purchases.

7.1.                            On each Purchase Date, each Participant will be deemed, subject to satisfaction in the Company’s determination of all terms and conditions of purchase, to have elected to purchase directly from the Company the number of whole Shares that the Participant’s payroll deductions or cash payment for that Offering Period can purchase in accordance with the terms of the Plan on that Purchase Date.  No purchases of fractional Shares shall be permitted.

7.2.                            As soon as practicable after each Purchase Date, the Company will arrange to have such delivery of Shares made in book entry form.

7.3.                            All Shares purchased under the Plan (whether Discounted Shares and Non-Discounted Shares) may be subsequently sold, offered for sale, transferred or pledged only in in accordance with the terms and conditions of the Investor Rights Agreement and in compliance with all requirements under applicable state, federal and foreign securities laws.  In addition to the foregoing limitations on transferability, Discounted Shares purchased pursuant to the Plan may not be sold, offered for sale, transferred or pledged by the Participant for a minimum of six (6) months from the Purchase Date.  Subject to other applicable limitations on transferability, Non-Discounted Shares purchased under the Plan shall not have a minimum holding period requirement under the Plan.

7.4.                            A Participant shall have no ownership interest in, or voting rights with respect to, a Share unless and until such Share has been issued in the Participant’s name upon full payment therefor.

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7.5.                            A Participant may only purchase Shares under the Plan in his or her individual name, subject, with respect solely to the Non-Discounted Shares, to such exceptions as the Committee may establish.  In no event shall Shares be purchased under the Plan by or on behalf of the Participant’s estate, family members, trust, individual retirement account, or 401(k) plan account, whether singly or jointly, subject, with respect solely to the Non-Discounted Shares, to such exceptions as the Committee may establish.

7.6.                            Notwithstanding anything herein to the contrary, no Shares shall be purchased under the Plan unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel, including, without limitation, the provision to all Participants of the disclosures required to be made under SEC Rule 701(e), and (b) the Participant has executed and delivered to the Company all subscription agreements and related documents and information, including, without limitation, a counterpart signature page to the Investor Rights Agreement if such Participant is not already a party thereto, as the Committee may require.  The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to offer and sell Shares under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan or any Shares offered and sold under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to offer and sell Shares under the Plan unless and until such authority is obtained.

7.7.                            The Committee may modify the terms of any purchase of Shares under the Plan with respect to any Participant who is, at the time of purchase, residing or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such purchase shall conform to laws, regulations and customs of the country in which the Participant is then residing or primarily employed.  The terms and conditions of the issuance and purchase of Shares under the Plan may be modified under this Section 7.7 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

7.8.                            If following a Purchase Date, for whatever reason, the Company holds, whether through payroll deductions or cash payments, funds of a Participant relating to a contemplated purchase of Shares by the Participant that were not utilized to effect the purchase, the Company shall promptly return such funds to the Participant upon written request by the Participant or at any time in the Company’s sole discretion, without credit for any interest or other earnings thereon.

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SECTION 8.                            Investor Rights Agreement.  The right of a Participant to receive Shares under the Plan shall be expressly conditioned on such Participant agreeing to and actually becoming a party to and bound by the Investor Rights Agreement.

SECTION 9.                            Call Right.  For a period of ninety (90) days (or such longer period, not to exceed six (6) months, as may reasonably be required by the Board of Directors to determine the Fair Market Value of the Shares) following a Participant’s Termination of Service (“Call Period”), the Company shall have the right, but not the obligation, to elect to redeem all, or any portion, of the Shares purchased by the Participant under the Plan (or Shares received as stock dividends on such purchased Shares) and still owned by the Participant on the date of such termination.  The redemption price shall be the Fair Market Value as determined on the date of such termination, payable in a lump sum in cash.  The Company shall give written notice of its intent to redeem the Shares to the Participant within the Call Period.  The actual redemption shall occur on such date as the Company may specify and may occur after the end of the Call Period.  The Committee may adopt, from time to time, rules or procedures governing such redemption transactions which shall be binding on the Participant.  Any call right under this Section 9 shall be in addition to, and not in lieu of, any and all rights of the Company or any other person to purchase Shares from the Participant under the Investor Rights Agreement.

SECTION 10.                     Withdrawal From Participation.

10.1.                     A Participant may withdraw from participation in the Plan at any time before a Purchase Date by notifying the Company of the Participant’s election to withdraw, pursuant to such rules as are prescribed by the Committee, including rules requiring that the Participant’s withdrawal election be made by a certain time in order to be given effect.

10.2.                     A Participant shall be automatically withdrawn from participation in the Plan (including for any then pending Offering Period) upon the Participant’s Termination of Service for any reason.  The Committee may establish rules regarding when leaves of absence will be considered a termination of employment.

10.3.                     A Participant who has elected to pay the purchase price for Shares in cash shall be automatically withdrawn from participation in the Plan if the Participant fails to timely submit the correct amount of the Participant’s elected cash payment to the Company.

10.4.                     If a Participant withdraws from the Plan (either pursuant to his or her election or automatically as set forth in Section 10.2 or 10.3), then

(a)                                 any portion of the Purchase Price paid by the Participant (whether through payroll deductions or cash payment) for that Offering

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Period will be returned to the Participant (without interest or earnings thereon), as applicable;

(b)                                 no purchases of Stock will be made on the Participant’s behalf for the Offering Period in which such withdrawal occurs; and

(c)                                  the Participant may participate in a future Offering Period, if eligible, only if he or she timely completes a new Subscription Agreement for such Offering Period.

SECTION 11.                     Rights Not Transferable.  No right granted to an Eligible Employee to purchase Shares pursuant to the Plan may be sold, pledged, assigned or transferred in any manner.

SECTION 12.                     No Employment Rights.  Nothing in the Plan or any instrument granted pursuant to the Plan shall confer upon any Participant any right to continue in the employment of the Company or an Affiliate or shall affect the right of the Company or an Affiliate to terminate the employment of an Employee with or without notice and with or without cause.

SECTION 13.                     Expenses.  The Company shall pay the service charges, brokerage commissions and/or fees, costs of mailing and other charges and fees incurred in connection with the maintenance of the Plan and the purchase of Shares under the Plan.  Each Participant shall pay the applicable brokerage costs and/or other sales commissions and/or fees, if any, in connection with the sale of his or her Shares purchased under the Plan.

SECTION 14.                     Compliance With Law.  The Plan, the grant and exercise of purchase rights under the Plan, and the Company’s obligation to sell and deliver Shares under the exercise of such purchase rights will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required or desirable.

SECTION 15.                     Effectiveness, Amendment, Suspension and Termination of the Plan.

15.1.                     The Plan may be amended by the Committee at any time and in any respect.

15.2.                     The Plan will terminate on the earlier of (a) any date as determined by the Board or Committee in its discretion, or (b) on the Purchase Date on which all Shares reserved for issuance under the Plan have been purchased.  If the termination is pursuant to subsection (a), effective on the date of termination of the Plan, all Participants will be considered to have withdrawn from participation and the provisions of Section 10 shall apply.  If the termination is pursuant to subsection (b) and the Participants have subscribed for more Shares than are available for purchase, the reserved Shares remaining as of the Plan’s termination

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date will be made available for purchase pro-rata by Participants based on the purchase amount elected by the Participant, and any funds received by the Company from Participants that are not used to purchase Shares shall be promptly returned to the Participants.

SECTION 16.                     Rules of Interpretation and Governing Law.

16.1.                     Words used in the masculine gender shall be construed to include the feminine gender, where appropriate, and words used in the singular or plural shall be construed as being in the plural or singular, where appropriate.

16.2.                     The headings and subheadings in the Plan are inserted for convenience of reference only and are not be considered in the interpretation of any provision of the Plan.

16.3.                     If any provision of the Plan shall be held to be illegal or invalid for any reason, that provision shall be deemed null and void, but the invalidation shall not otherwise impair or affect the Plan.

16.4.                     The Plan will be governed by the laws of the State of Delaware, without regard to that State’s choice of law rules.

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Date 14 September 2014

THE BATS UK SHARE INCENTIVE PLAN

Macfarlanes LLP

20 Cursitor Street

London EC4A 1LT

CONTENTS

Clause		Page
1	Definitions	1
2	Purpose of the Plan	4
3	Eligibility of individuals	4
4	Participation on same terms	5
5	Free Shares	5
6	Partnership Shares	8
7	Matching Shares	10
8	Dividend Shares	11
9	Forfeiture of free and matching shares	13
10	Company reconstructions	13
11	Rights issues	14
12	Withholding	14
13	Relationship between the plan and the participant’s employment	15
14	Call Right	15
15	Investor Rights Agreement	16
16	No assignment	16
17	General	16
18	Data Protection	16
19	Governing law	16

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The BATS UK Share Incentive Plan

1                                                   Definitions

1.1                                         In this Plan, the following words and expressions shall have the following meanings:

Accumulation Period: in relation to Partnership Shares, the period (not exceeding 12 months or such other period as is specified in paragraph 51(1) of the Schedule from time to time) during which the Trustees accumulate a Qualifying Employee’s Partnership Share Money before acquiring Partnership Shares or repaying it to the employee;

Acquisition Date:

(a)                       in relation to Partnership Shares, where there is no Accumulation Period, the meaning given by paragraph 50(4) of the Schedule;

(b)                       in relation to Partnership Shares, where there is an Accumulation Period, the meaning given by paragraph 52(5) of the Schedule; and

(c)                        in relation to Dividend Shares, the meaning given by paragraph 66(4) of the Schedule;

Associated Company: the same meaning as in paragraph 94 of the Schedule;

Award Date in relation to Free Shares or Matching Shares, the date on which such Shares are awarded;

Award:

(a)                       in relation to Free Shares and Matching Shares, the appropriation of Free Shares and Matching Shares in accordance with the Plan; and

(b)                       in relation to Partnership Shares, the acquisition of Partnership Shares on behalf of Qualifying Employees in accordance with the Plan;

Board: the board of directors of the Company or a duly constituted committee of it;

Capital Receipt: the same meaning as in section 502 of ITEPA 2003;

the Company: BATS Global Markets, Inc.;

Connected Company: the same meaning as in paragraph 18(3) of the Schedule;

Control: the same meaning as in section 995 ITA 2007;

CTA 2010: the Corporation Tax Act 2010;

Dealing Day: a day on which the Stock Exchange is open for the transaction of business;

the Deed: the trust deed between the Company and the Trustees by which the BATS SIP Trust was established;

Dividend Shares: Shares acquired on behalf of a Participant from reinvestment of dividends under Part D of the Plan and which are subject to the Plan;

Forfeiture Period: where the Board has decided pursuant to Rule 9 that forfeiture will apply, the period specified by the Board, which shall be (a) the same for all Free Shares and Matching Shares included in the same Award and (b) a period of not more than 3 years from the Award Date;

Free Share Agreement: an agreement in the terms set out in Appendix A;

Free Shares: Shares awarded under Part A of the Plan which are subject to the Plan;

Good Leaver: a Participant who ceases to be in Relevant Employment:

(a)                       because of injury or disability,

(b)                       on being dismissed by reason of redundancy within the meaning of the Employment Rights Act 1996,

(c)                        by reason of a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006,

(d)                       if the Relevant Employment is employment by an Associated Company, by reason of that Associated Company ceasing to be an Associated Company,

(e)                        by reason of the Participant’s retirement, or

(f)                         by reason of the Participant’s death.

or for such other reasons specified by paragraph 32(2) of the Schedule from time to time;

Group: the Company and its Subsidiaries (each such company being a Group Company);

Group Plan: the Plan as established by the Company and extending to its Subsidiaries which are Participating Companies;

Holding Period:

(a)                       in relation to Free Shares, the period specified by the Company as mentioned in Rule 5.11;

(b)                       in relation to Matching Shares, the period specified by the Company as mentioned in Rule 7.4; and

(c)                        in relation to Dividend Shares, the period of 3 years from the Acquisition Date;

Initial Market Value: the Market Value of a Share on an Award Date. Where the Share is subject to a restriction or risk of forfeiture, the Market Value shall be determined without reference to that restriction or risk;

Investor Rights Agreement: the Investor Rights Agreement dated 31 January 2014 between the Company and various shareholders, and any amendments to the Investor Rights Agreement;

ITA 2007: the Income Tax Act 2007;

ITEPA 2003: the Income Tax (Earnings and Pensions) Act 2003;

Listed: traded on the main market of the Stock Exchange;

Market Value:

(a)                       where the Shares are Listed, on any day the average of the middle market quotations of a Share as derived from the Daily Official List of the Stock Exchange for the 5 immediately preceding Dealing Days; or

(b)                       where the Shares are not Listed, on any day the Market Value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Plan with HM Revenue and Customs Shares Valuation on or before that day;

Matching Shares: Shares awarded under Part C of the Plan and which are subject to the Plan;

NICs: National Insurance Contributions;

Participant: an individual who has received under the Plan an Award of Free Shares, Matching Shares or Partnership Shares, or on whose behalf Dividend Shares have been acquired;

Participating Company: the Company and such of its Subsidiaries as have executed deeds of adherence to the Plan under clause 16 of the Deed;

Partnership Shares: Shares awarded under Part B of the Plan and which are subject to the Plan;

Partnership Share Agreement: an agreement in the terms set out in Appendix B;

Partnership Share Money: money deducted from a Qualifying Employee’s Salary pursuant to a Partnership Share Agreement and held by the Trustees to acquire Partnership Shares; or to be returned to such a person

Performance Allowances: The criteria for an Award of Free Shares where:

(a)                       whether Shares are awarded; or

(b)                       the number or value of Shares awarded, is conditional on performance targets being met;

the Plan: this BATS UK Share Incentive Plan, which is a schedule to the BATS Global Markets, Inc. Employee Stock Purchase Plan;

Plan Shares:

(a)                       Free Shares, Matching Shares or Partnership Shares awarded to Participants;

(b)                       Dividend Shares acquired on behalf of Participants, and

(c)                        shares in relation to which paragraph 87(1) (consequences of company reconstructions) of the Schedule applies;

that remain subject to the Plan;

Plan Termination Notice: a notice issued under paragraph 89 of the Schedule;

Qualifying Company: the same meaning as in Paragraph 17 of the Schedule;

Qualifying Corporate Bond: the same meaning as in section 117 of the Taxation of Chargeable Gains Act 1992;

Qualifying Employee: an employee who must be invited to participate in an award in accordance with Rule 3.3 and any employee who the Company has invited in accordance with Rule 3.4;

Qualifying Period: a period determined by the Committee in respect of each Award which:

(a)                       in the case of Free Shares, shall be not more than 18 months before the Award is made;

(b)                       in the case of Partnership Shares and Matching Shares where there is an Accumulation period, shall not be more than 6 months before the start of the Accumulation Period;

(c)                        in the case of Partnership Shares and Matching Shares where there is no Accumulation Period, shall not be more than 18 months before the deduction of Partnership Share Money relating to the Award;

Redundancy: the same meaning as in the Employment Rights Act 1996;

Relevant Employment: employment by the Company or any Associated Company;

Salary: the same meaning as in paragraph 43(4) of the Schedule;

the Schedule: Schedule 2 to ITEPA 2003;

Schedule 2 Plan: means a share incentive plan which satisfies the requirements of Parts 2 to 9 of the Schedule and has been notified to HMRC in accordance with paragraph 81A of the Schedule;

Shares: ordinary shares in the capital of the Company which comply with the conditions set out in paragraph 25 of the Schedule;

the Stock Exchange: the London Stock Exchange PLC or its successor;

Subsidiary: any company which is for the time being under the Control of the Company;

Tax Year: a year beginning on 6 April and ending on the following 5 April;

the Trustees: the trustees or trustee of the Plan;

the Trust Fund: all assets transferred to the Trustees to be held on the terms of the Deed and the assets from time to time representing such assets, including any accumulations of income; and

the Trust Period: the period beginning on the date of the Deed and ending on the day before the 125th anniversary of the date of the Deed.

1.2                                         In this Plan (unless the context requires otherwise):

(a)         any reference to any statute or statutory provision shall be construed as including a reference to any modification, re-enactment or extension of such statute or statutory provision for the time being in force, to any subordinate legislation made under the same;

(b)         the singular includes a references to the plural and vice versa;

(c)          the masculine gender shall include the feminine gender; and

(d)         any reference to a Rule is to a rule of this Plan.

2                                                   Purpose of the Plan

The purpose of the Plan is to enable employees of Participating Companies to acquire shares in a company which give them a continuing stake in that company.

3                                                   Eligibility of individuals

3.1                                         Individuals are eligible to participate in an Award only if:

3.1.1                                                  they are employees of a Participating Company;

3.1.2                                                  they have been employees of a Qualifying Company at all times during any Qualifying Period;

3.1.3                                                  they are eligible on the date(s) set out in paragraph 14(1) of the Schedule; and

3.1.4                                                  they do not fail to be eligible under Rule 3.2.

3.2                                         Individuals are not eligible to participate in an Award of Free Shares, Partnership Shares or Matching Shares in any Tax Year if in that Tax Year they are at the same time participating in an award under another Schedule 2 Plan established by the Company or a Connected Company, or if they would have received such an award but for their failure to meet a performance target (see Rule 5.5).  If the Qualifying Employee participates in an Award in a Tax Year in which he has already participated in an award of shares under one or more Schedule 2 Plans established by the Company or a Connected Company then the limits specified in Rules 5.4, 6.2 and 7.3 apply as if the Plan and the other Schedule 2 Plan or Plans were a single plan as required by paragraph 18A of the Schedule.

3.3                                         Employees who must be invited to participate in Awards

3.3.1                                                  Individuals shall be eligible to receive an Award of Shares under the Plan if they meet the requirements in Rule 3.1 and are UK resident taxpayers (within the meaning of paragraph 8(2) of the Schedule).

3.3.2                                                  In this case they shall be invited to participate in any Awards of Free Shares, Partnership Shares or Matching Shares, and acquisitions of Dividend Shares, as are set out in the Plan.

3.4                                         Employees who may be invited to participate in Award

The Company may also invite any employee who meets the requirements in Rule 3.1 to participate in any Award of Free Shares, Partnership Shares or Matching Shares, and acquisitions of Dividend Shares, as are set out in the Plan.

4                                                   Participation on same terms

4.1                                         Where Awards are to be made to Qualifying Employees, every Qualifying Employee shall be invited to participate in an Award on the same terms. All who do participate in an Award shall (subject to Rule 4.2) do so on the same terms.

4.2                                         The Company may make an Award of Free Shares to Qualifying Employees by reference to their remuneration, length of service or hours worked.

4.3                                         The Company may make an Award of Free Shares to Qualifying Employees by reference to their performance as set out in Rule 5.5.

PART A

5                                                   Free Shares

5.1                                         The Trustees, acting with the prior consent of the Company, may from time to time award Free Shares.

5.2                                         If the Trustees award Free Shares, every Qualifying Employee shall be offered the opportunity to enter into an agreement with the Company (a “Free Share Agreement”) in the terms of the draft in Appendix A to these Rules.

5.3                                         The number of Free Shares to be awarded by the Trustees to each Qualifying Employee on an Award Date shall be determined by the Company in accordance with this Rule.

5.4                                         Maximum annual Award

The Initial Market Value of the Shares awarded to a Qualifying Employee in any Tax Year shall not exceed £3,600 (or such other amount as is permitted by the Schedule from time to time).

5.5                                         Allocation of Free Shares by reference to performance

The Company may stipulate that the number of Free Shares (if any) to be awarded to each Qualifying Employee on a given Award Date shall be determined by reference to Performance Allowances.

5.6                                         If Performance Allowances are used, they shall apply to all Qualifying Employees.

5.6.1                                                  Performance Allowances shall be determined by reference to such fair and objective criteria (performance targets) relating to business results as the Company shall determine over such period as the Company shall specify;

5.6.2                                                  performance targets must be set for performance units of one or more employees; and

5.6.3                                                  for the purposes of an Award of Free Shares an employee must not be a member of more than one performance unit.

5.7                                         Where the Company decides to use Performance Allowances it shall, as soon as reasonably practicable:

5.7.1                                                  notify each employee participating in the Award of the performance targets and measures which, under the Plan, shall be used to determine the number or value of Free Shares awarded to him; and

5.7.2                                                  notify all Qualifying Employees of the Company or, in the case of a Group Plan, of any Participating Company, in general terms, of the performance targets and measures to be used to determine the number or value of Free Shares to be awarded to each Participant in the Award

5.8                                         The Company shall determine the number of Free Shares (if any) to be awarded to each Qualifying Employee by reference to performance using Method 1 or Method 2.  The same method shall be used for all Qualifying Employees for each Award.

5.9                                         Performance Allowances: method 1

By this method:

5.9.1                                                  at least 20% of Free Shares awarded in any performance period shall be awarded without reference to performance;

5.9.2                                                  the remaining Free Shares shall be awarded by reference to performance; and

5.9.3                                                  the highest Award made to an individual by reference to performance in any period shall be no more than four times the highest Award to an individual without reference to performance.

If this Method is used:

5.9.3.1                                                           the Free Shares awarded without reference to performance (paragraph (a) above) shall be awarded on the same terms mentioned in Rule 4; and

5.9.3.2                                                           the Free Shares awarded by reference to performance (paragraph (b) above) need not be allocated on the same terms mentioned in Rule 4.

5.10                                  Performance Allowances: method 2

By this method:

5.10.1                                           some or all Free Shares shall be awarded by reference to performance;

5.10.2                                           the Award of Free Shares to Qualifying Employees who are members of the same performance unit shall be made on the same terms, as mentioned in Rule 4; and

5.10.3                                           Free Shares awarded for each performance unit shall be treated as separate Awards.

5.11                                  Holding Period for Free Shares

5.11.1                                           The Company shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Free Share Agreement.

5.11.2                                           The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years (or such other periods required by the Schedule from time to time), beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Free Shares already awarded under the Plan.

5.11.3                                           Participants may during the Holding Period direct the Trustees:

5.11.3.1                                                    to accept an offer for any of their Free Shares if the acceptance or agreement shall result in a new holding being equated with those shares for the purposes of capital gains tax; or

5.11.3.2                                                    to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Free Shares if the offer forms part of such a general offer as is mentioned in Rule 5.11.3.3; or

5.11.3.3                                                    to accept an offer of cash, with or without other assets, for their Free Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares, or to holders of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of sections 450 and 451 of CTA 2010; or

5.11.3.4                                                    to agree to a transaction affecting their Free Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

(i)                           all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

(ii)                        all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a Schedule 2 Plan.

PART B

6                                                   Partnership Shares

6.1                                         The Company may at any time invite every Qualifying Employee to enter into an agreement with the Company (a “Partnership Share Agreement”) in the terms of the draft in Appendix B to these Rules.

6.2                                         Maximum amount of deductions

6.2.1                                                  The amount of Partnership Share Money deducted from an employee’s Salary shall not exceed £1,800 in a Tax Year (or such other amount as is permitted by the Schedule from time to time).

6.2.2                                                  The amount of Partnership Share Money deducted in a Tax year must not exceed 10% (or such other amount as is permitted by the Schedule from time to time) of the employee’s Salary for that Tax Year.

6.2.3                                                  Any amount deducted in excess of that allowed by Rule 6.2.1 or 6.2.2 shall be paid over to the employee, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

6.3                                         Minimum amount of deductions

The minimum amount to be deducted under the Partnership Share Agreement on any occasion shall be the same in relation to all Partnership Share Agreements entered into in response to invitations issued on the same occasion. It shall not be greater than £10 (or such other amount as is permitted by the Schedule from time to time).

6.4                                         Notice of possible effect of deductions on benefit entitlement

Every Partnership Share Agreement shall contain a notice under paragraph 48 of the Schedule.

6.5                                         Restriction imposed on number of Shares awarded

6.5.1                                                  The Company may specify the maximum number of Shares to be included in an Award of Partnership Shares.

6.5.2                                                  The Partnership Share Agreement shall contain an undertaking by the Company to notify each Qualifying Employee of any restriction on the number of Shares to be included in an Award.

6.5.3                                                  The notification in Rule 6.5.2 above shall be given:

6.5.3.1                                                           if there is no Accumulation Period, before the deduction of the Partnership Share Money relating to the Award; and

6.5.3.2                                                           if there is an Accumulation Period, before the beginning of the Accumulation Period relating to the Award.

6.6                                         Plan with no Accumulation Period

The Trustees shall acquire Shares on behalf of the Qualifying Employee using the Partnership Share Money. They shall acquire the Shares on the Acquisition Date. The number of Shares awarded to each employee shall be determined in accordance with the Market Value of the Shares on that date.

6.7                                         Plan with Accumulation Period

6.7.1                                                  If there is an Accumulation Period, the Trustees shall acquire Shares on behalf of the Qualifying Employee, on the Acquisition Date, using the Partnership Share Money.

6.7.2                                                  The number of Shares acquired on behalf of each Participant shall be determined by reference to the Market Value of the Shares on the Acquisition Date.

6.7.3                                                  If a transaction occurs during an Accumulation Period which results in a new holding of shares being equated for the purposes of capital gains tax with any of the shares to be acquired under the Partnership Share Agreement, the employee may agree that the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding.

6.8                                         Surplus Partnership Share Money

Any surplus Partnership Share Money remaining after the acquisition of Shares by the Trustees may with the agreement of the Participant be carried forward to the next Accumulation Period failing which it shall be paid over to the Participant, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

6.9                                         Scaling down

6.9.1                                                  If the Company receives applications for Partnership Shares exceeding the Award maximum determined in accordance with Rule 6.5 the number of Partnership Shares acquired on behalf of each Participant shall be reduced pro rata.

6.9.2                                                  Each application shall be deemed to have been modified or withdrawn accordingly and each employee who has applied for Partnership Shares shall be notified of the change.

6.10                                  Stopping and Restarting deductions

6.10.1                                           An employee may at any time give notice in writing to the Company to stop deductions under the Partnership Share Agreement. Unless a later date is specified in the notice the Company will ensure within 30 days of receiving the notice that no further deductions are made under the Partnership Share Agreement.

6.10.2                                           An employee who has stopped deductions may subsequently give notice in writing to the Company to restart deductions under the Partnership Share Agreement but the employee may not make up any deductions that have been missed. An employee may not restart deductions more than once in any Accumulation Period. On receipt of a restart notice the Company will ensure that deductions are restarted under the Partnership Share Agreement not later than the restart date within the meaning of paragraph 54(6) of the Schedule (the date of the first deduction due under the Partnership Share Agreement more than 30 days after receipt of the notice to restart deductions).

6.11                                  Access to Partnership Shares

When Partnership Shares have been awarded to a Participant, the Participant may at any time withdraw any or all of the Partnership Shares from the Plan.

6.12                                  Withdrawal from Partnership Share Agreement

An employee may withdraw from a Partnership Share Agreement at any time by notice in writing to the Company. Unless a later date is specified in the notice, such a notice shall take effect 30 days after the Company receives it. Any Partnership Share Money then held on behalf of an employee shall be paid over to that employee as soon as practicable. This payment shall be subject to income tax under PAYE and NICs.

6.13                                  Repayment of Partnership Share Money on withdrawal of approval or Termination

If the Plan ceases to be a Schedule 2 Plan by virtue of paragraph 81(H) or 81(I) of the Schedule or a Plan Termination Notice is issued in respect of the Plan, any Partnership Share Money held on behalf of employees shall be repaid to them, subject to deduction of income tax under PAYE, and NICs, as follows:

6.13.1                                           if the Plan ceases to be a Schedule 2 Plan, as soon as practicable from the last day of the period in which notice of an appeal under paragraph 81K(3) of the Schedule may be given or, if notice of such an appeal is given, the day on which the appeal is determined or withdrawn; or

6.13.2                                           if a Plan Termination Notice is issued, as soon as practicable after such issue.

PART C

7                                                   Matching Shares

7.1                                         The Partnership Share Agreement sets out the basis on which a Participant is entitled to Matching Shares in accordance with this Part of the Rules.

7.2                                         General requirements for Matching Shares

Matching Shares shall:

7.2.1                                                  be Shares of the same class and carrying the same rights as the Partnership Shares to which they relate;

7.2.2                                                  subject to Rule 7.4, be awarded on the same day as the Partnership Shares to which they relate are acquired on behalf of the Participant; and

7.2.3                                                  be awarded to all Participants on exactly the same basis.

7.3                                         Ratio of Matching Shares to Partnership Shares

7.3.1                                                  The Partnership Share Agreement shall specify the ratio of Matching Shares to Partnership Shares for the time being offered by the Company and that ratio shall not exceed 2:1 (or such other ratio as is permitted by the Schedule from time to time). The Company may vary the ratio before Partnership Shares are acquired.  Employees shall be notified of the terms of any such variation before the Partnership Shares are awarded under the Partnership Share Agreement.

7.3.2                                                  If the Partnership Shares on that day are not sufficient to produce a Matching Share, the match shall be made when sufficient Partnership Shares have been acquired to allow at least one Matching Share to be appropriated.

7.4                                         Holding Period for Matching Shares

7.4.1                                                  The Company shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Partnership Share Agreement.

7.4.2                                                  The Holding Period shall, in relation to each Award, be a specified period of not less than 3 years nor more than 5 years (or such other periods as required by the Schedule from time to time), beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Matching Shares awarded under the Plan.

7.4.3                                                  Participants may during the Holding Period direct the Trustees:

7.4.3.1                                                           to accept an offer for any of their Matching Shares if the acceptance or agreement shall result in a new holding being equated with those original Shares for the purposes of capital gains tax; or

7.4.3.2                                                           to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Matching Shares if the offer forms part of such a general offer as is mentioned in Rule 7.4.3.3; or

7.4.3.3                                                           to accept an offer of cash, with or without other assets, for their Matching Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares or to the holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of sections 450 and 451 of CTA 2010; or

7.4.3.4                                                           to agree to a transaction affecting their Matching Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

(i)                           all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

(ii)                        all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

PART D

8                                                   Dividend Shares

8.1                                         Reinvestment of cash dividends

8.1.1                                                  The Free Share Agreement or Partnership Share Agreement, as appropriate, shall set out the rights and obligations of Participants receiving Dividend Shares under the Plan.

8.1.2                                                  The Company may direct that some or all of the cash dividends in respect of Plan Shares held on behalf of Participants may be applied in acquiring further Plan Shares on their behalf.

8.1.3                                                  Dividend Shares shall be Shares:

8.1.3.1                                                           of the same class and carrying the same rights as the Shares in respect of which the dividend is paid; and

8.1.3.2                                                           which are not subject to any provision for forfeiture.

8.1.4                                                  The Company may decide:

8.1.4.1                                                           to apply all Participants’ dividends to acquire Dividend Shares;

8.1.4.2                                                           to pay all dividends in cash to all Participants; or

8.1.4.3                                                           to offer Participants the choice of either 8.1.4.1 or 8.1.4.2 above.

8.1.5                                                  The Company may modify or revoke any direction for reinvestment of cash dividends.

8.1.6                                                  In exercising their powers in relation to the acquisition of Dividend Shares the Trustees must treat Participants fairly and equally.

8.1.7                                                  The Trustees shall apply all cash dividends which are to be used to acquire Shares in acquiring shares on behalf of the Participant on the Acquisition Date. The number of Dividend Shares acquired on behalf of each Participant shall be determined by the Market Value of the Shares on the Acquisition Date.

8.2                                         Certain amounts not reinvested to be carried forward

8.2.1                                                  Any amount that is not reinvested:

8.2.1.1                                                           because the amount of the cash dividend is insufficient to acquire a Share; or

8.2.1.2                                                           because there is an amount remaining after acquiring the Dividend Shares;

may be retained by the Trustees and carried forward to be added to the amount of the next cash dividend to be reinvested.

8.2.2                                                  If, during the period of three years (or such other period required by the Schedule from time to time) beginning with the date on which the dividend was paid:

8.2.2.1                                                           it is not reinvested; or

8.2.2.2                                                           the Participant ceases to be in Relevant Employment; or

8.2.2.3                                                           a Plan Termination Notice is issued

the amount shall be repaid to the Participant as soon as practicable. On making such a payment, the Participant shall be provided with the information specified in paragraph 80(4) of the Schedule.

8.3                                         Holding Period for Dividend Shares

8.3.1                                                  The Holding Period shall be a period of 3 years, beginning with the Acquisition Date.

8.3.2                                                  Participants may during the Holding Period direct the Trustees:

8.3.2.1                                                           to accept an offer for any of their Dividend Shares if the acceptance or agreement shall result in a new holding being equated with those shares for the purposes of capital gains tax; or

8.3.2.2                                                           to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Dividend Shares if the offer forms part of such a general offer as is mentioned in Rule 8.3.2.3; or

8.3.2.3                                                           to accept an offer of cash, with or without other assets, for their Dividend Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares or to holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of sections 450 and 451 of CTA 2010; or

8.3.2.4                                                           to agree to a transaction affecting their Dividend Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

(i)                           all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

(ii)                        all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

8.3.3                                                  Where a Participant is charged to tax in the event of their Dividend Shares ceasing to be subject to the Plan, they shall be provided with the information specified in paragraph 80(4) of the Schedule.

9                                                   Forfeiture of free and matching shares

9.1                                         The Board may specify in the Free Share Agreement (in respect of Free Shares) and/or the Partnership Share Agreement (in respect of Matching Shares) that a Participant shall forfeit some or all of their Free Shares or Matching Shares if during the Forfeiture Period:

9.1.1                                                  the Participant ceases to be in Relevant Employment and is not a Good Leaver;

9.1.2                                                  the Participant withdraws from the Plan his Free Shares or Matching Shares, other than by reason of the occurrence of an event referred to in Rule 5.11 (in the case of Free Shares) or Rule 7.4 (in the case of Matching Shares); or

9.1.3                                                  in the case of Matching Shares, the Participant withdraws from the Plan the Partnership Shares in respect of which the Matching Shares were awarded, other than by reason of (a) being a Good Leaver or (b) the occurrence of an event referred to in Rule 7.4.

10                                            Company reconstructions

10.1                                  The following provisions of this Rule apply if there occurs in relation to any of a Participant’s Plan Shares (referred to in this Rule as the “Original Holding”):

10.1.1                                           a transaction which results in a new holding (referred to in this Rule as the “New Holding”) being equated with the Original Holding for the purposes of capital gains tax; or

10.1.2                                           a transaction which would have that result but for the fact that what would be the new holding consists of or includes a Qualifying Corporate Bond.

10.2                                  If an issue of shares of any of the following description (in respect of which a charge to income tax arises) is made as part of a company reconstruction, those shares shall be treated for the purposes of this Rule as not forming part of the New Holding:

10.2.1                                           redeemable shares or securities issued as mentioned in sections 1003 or 1004 of CTA 2010;

10.2.2                                           share capital issued in circumstances such that section 1022 of CTA 2010 applies; or

10.2.3                                           share capital to which any of sections 1049 to 1051 of CTA 2010 apply.

10.3                                  In this Rule:

“Corresponding Shares” in relation to any New Shares, means the Shares in respect of which the New Shares are issued or which the New Shares otherwise represent;

“New Shares” means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding.

10.4                                  Subject to the following provisions of this Rule, references in this Plan to a Participant’s Plan Shares shall be respectively construed, after the time of the company reconstruction, as being or, as the case may be, as including references to any New Shares.

10.5                                  For the purposes of the Plan:

10.5.1                                           a company reconstruction shall be treated as not involving a disposal of Shares comprised in the Original Holding; and

10.5.2                                           the date on which any New Shares are to be treated as having been appropriated to or acquired on behalf of the Participant shall be that on which Corresponding Shares were so appropriated or acquired.

10.6                                  In the context of a New Holding, any reference in this Rule to shares includes securities and rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

11                                            Rights issues

11.1                                  Any shares or securities allotted under clause 12 of the Deed shall be treated as Plan Shares identical to the shares in respect of which the rights were conferred.  They shall be treated as if they were awarded to or acquired on behalf of the Participant under the Plan in the same way and at the same time as those shares.

11.2                                  Rule 11.1 does not apply:

11.2.1                                           to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this rule; or

11.2.2                                           where the rights to a share issue attributed to Plan Shares are different from the rights attributed to other ordinary shares of the company.

12                                            Withholding

The Company may withhold any amounts or make such arrangements, including the sale of any Shares on behalf of any Participant, as may be necessary or desirable to meet any liability for Taxes in respect of a Participant’s participation in the Plan.

13                                            Relationship between the plan and the participant’s employment

13.1                                  Awards made under the Plan and any profits or gains made as a result of such awards are not pensionable under any of the Group’s pension arrangements.

13.2                                  Participation in the Scheme does not:

13.2.1                                           confer upon any person any right to participate in the Plan at any time in the future either at all or on any particular basis;

13.2.2                                           confer upon any person any right to continue in employment with any Group Company;

13.2.3                                           restrict the right of any Group Company to terminate the employment of any Qualifying Employee without liability at any time with or without cause;

13.2.4                                           impose upon the Company or the Board any duty to exercise any power or discretion under the Plan to the advantage of any Qualifying Employee; or

13.2.5                                           impose upon any Group Company or the Board or their representatives, agents and employees any liability whatsoever (whether in contract, tort, or otherwise howsoever) in connection with:

13.2.5.1                                                    the loss of an Qualifying Employee’s right or eligibility to receive any Shares under the Plan;

13.2.5.2                                                    the loss of any individual’s eligibility to be granted Awards under the Plan; and/or

13.2.5.3                                                    the manner in which any power or discretion under the Plan is exercised or the failure or refusal of any person to exercise any power or discretion under the Plan.

13.3                                  Awards under the Plan shall not afford to a Participant any additional right to compensation on the termination of his employment which would not have existed had the Plan not existed and, accordingly, any individual who participates in the Plan shall waive any rights to compensation or damages in consequence of the termination of his office or employment with a company in the Group for any reason whatsoever insofar as these rights arise or may arise from him ceasing to have rights under the Plan as a result of such termination or from the loss or diminution in value of such rights and/or entitlements notwithstanding any provision to the contrary in his contract of employment.

14                                            Call Right

14.1                                  For a period of ninety days, or such longer period (not to exceed 6 months) as may reasonably be required by the Company to obtain a valuation of its Shares, following a Participant ceasing to be a Qualifying Employee, the Company shall have the right, but not the obligation, to elect to purchase all, or any portion, of the Shares received by the Participant under the Plan and still owned by the Participant on the date of such cessation.

14.2                                  The purchase price shall be Market Value as determined on the date of such cessation, payable in a lump sum in cash.  The Company shall give written notice of its intent to purchase the Shares to the Participant within the period specified in Rule 14.1 above.  The actual purchase shall occur on such date as the Company may specify and may occur after the end of the period specified in Rule 14.1.  The Board may adopt, from time to time, rules or procedures governing such purchases which shall be binding on the Participant.

14.3                                  Any call right under this Rule 14 shall be in addition to, and not in lieu of, any and all rights of the Company or any other person to purchase Shares from the Participant under the Investor Rights Agreement.

15                                            Investor Rights Agreement

The right of a Participant to receive Shares under the Plan shall be expressly conditioned on such Participant agreeing to and actually becoming a party to and bound by the Investor Rights Agreement.

16                                            No assignment

No Participant may transfer, assign, charge or otherwise dispose of or deal with their rights in respect of any Award made under the Plan.

17                                            General

17.1                                  The Board may amend any of the provisions of the Plan in any way it thinks fit. The Company shall notify any amendment to a key feature of the Plan to HMRC (where the Plan is to remain approved).  For this purpose a key feature is one which relates to a provision that is necessary in order to meet the requirements of the Schedule.

17.2                                  The decision of the Board on any matter relating to the interpretation of the Rules of the Plan or any other matter concerning the Plan shall be final and binding.

17.3                                  The Company may terminate the Plan (by issuing a Plan termination notice in accordance with paragraph 89 of the Schedule) at any time, without prejudice to Participants’ rights or obligations in respect of Awards which have already been made.

17.4                                  The Company shall not be required to take any action in breach of any statute, order, regulation or government directive or The London Stock Exchange Model Code for Securities Transactions by Directors of Listed Companies (or any code adopted by the Company in similar or substantially the same form).

17.5                                  The Board shall have the power from time to time to make and vary such regulations (not being inconsistent with the Plan) for the implementation and administration of the Plan as it may think fit.

17.6                                  Any communications to be given to a Participant in connection with the Plan shall be delivered or sent by post to him at his home address (as recorded in the Company’s records). Notices sent by post to a Participant shall be deemed to have been given 48 hours after posting.

17.7                                  A person who is not a party to an Award has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Award.

18                                            Data Protection

It is a condition of participation in the Plan that a Participant agrees to the holding of information about him by the Company and any other Group Company (the “Information Holder”) and that he authorises the Information Holder and its agents and/or advisers to use such information according to these Rules for the purposes of this Plan.  It is a further condition of participation in this Plan that each Participant agrees that data concerning his participation may be processed by agents and/or advisers of the Information Holder (wherever located) and, where necessary, transmitted outside of the United Kingdom.

19                                            Governing law

Save where expressly stated to the contrary, the Plan and all ancillary documentation are governed by and shall be construed in accordance with English law.